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                        HORACE MANN EDUCATORS CORPORATION

      EXHIBIT 12.1(A) - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                          Nine Months Ended
                                            September 30,                      Year Ended December 31,
                                          -----------------      ---------------------------------------------------
                                           2003       2002        2002       2001       2000       1999        1998
                                          ------     ------      ------     ------     ------     ------      ------
                                          Actual     Actual      Actual     Actual     Actual     Actual      Actual
                                          ------     ------      ------     ------     ------     ------      ------
Income (loss) before income taxes         $ (2.8)    $(10.8)     $  7.7     $ 28.3     $  9.7     $ 93.4      $116.8
Fixed Charges: Interest expense              4.7        6.7         8.5        9.3       10.2        9.7         9.5
                                          ------     ------      ------     ------     ------     ------      ------
     TOTAL: EARNINGS (LOSS)               $  1.9     $ (4.1)     $ 16.2     $ 37.6     $ 19.9     $103.1      $126.3
                                          ======     ======      ======     ======     ======     ======      ======

Fixed Charges:
   Interest expense                       $  4.7     $  6.7      $  8.5     $  9.3     $ 10.2     $  9.7      $  9.5
                                          ------     ------      ------     ------     ------     ------      ------
     TOTAL: FIXED CHARGES                 $  4.7     $  6.7      $  8.5     $  9.3     $ 10.2     $  9.7      $  9.5
                                          ======     ======      ======     ======     ======     ======      ======

Ratio of earnings to fixed charges          0.4x       0.0x        1.9x       4.0x       2.0x      10.6x       13.3x
                                          ======     ======      ======     ======     ======     ======      ======
Excess (Deficiency) of Earnings over
Fixed Charges                             $ (2.8)    $(10.8)     $  7.7     $ 28.3     $  9.7     $ 93.4      $116.8
                                          ======     ======      ======     ======     ======     ======      ======
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